Exhibit 99.1

Mitesco’s RoboAgent Team Talks A.I. For Real Estate Professionals

Industry Experts Join Initiative to Help Shape Next Generation AI Platform for Real Estate Professionals.

VERO BEACH, Florida – June 8, 2026 – Mitesco, Inc. (OTCQB: MITI) (“Mitesco” or the “Company”), through its Vero Technology Ventures division, today announced the official launch of the RoboAgent Test Bed Team, an initiative designed to provide real-world feedback, validation, and industry expertise as the Company advances development of its AI-powered real estate productivity platform, RoboAgent. Investors and industry professionals can learn more about RoboAgent by viewing the recently released RoboAgent Advisor Roundtable hosted by Stuart Smith of SmallCapVoice at https://youtu.be/n2TEV7uWn_8.

The RoboAgent Test Bed Team brings together respected leaders from across the real estate, coaching, and sales performance industries who will actively participate in evaluating the platform, validating use cases, testing workflows, and helping guide product development.

The initial Test Bed Team includes:

●	Frank Panunto – Vice President of Growth, eXp Realty, one of the largest residential real estate brokerages in the world.

●	Kim Hughes – Founder and Operations Coach, Kim Hughes & Company, recognized for helping real estate agents, teams, and brokerages improve productivity, systems, and operational performance.

●	Doug Lotierzo – President and Owner, The Lotierzo Group, specializing in sales training, leadership development, accountability systems, and performance coaching.

Together, these industry professionals contribute decades of experience in brokerage growth, agent productivity, sales coaching, and business development. Through the Test Bed Team, participants will provide direct feedback on product functionality, workflows, coaching content, integrations, and user experience, helping ensure RoboAgent addresses the real-world challenges facing today’s real estate professionals.

RoboAgent is designed to help real estate professionals cut through the noise of disconnected systems and overwhelming lead volumes by transforming CRM, MLS, and transaction data into prioritized daily actions. The platform leverages artificial intelligence to identify opportunities, recommend next steps, and help agents focus on the activities most likely to drive revenue and client engagement.

The panel highlighted the importance of combining AI-driven insights with proven coaching principles and real-world industry expertise. Advisors discussed how RoboAgent’s unique approach seeks to provide agents with actionable guidance rather than simply delivering more data, helping professionals focus on the right activities at the right time. The discussion featured insights into the challenges facing today’s real estate professionals and the role artificial intelligence can play in improving agent productivity, accountability, and business performance.

“The launch of our Test Bed Team represents an important milestone in RoboAgent’s development,” said Brian Valania, CEO and CFO of Mitesco, Inc. “We believe the best products are built alongside the professionals who use them every day. By collaborating with experienced agents, coaches, brokerage leaders, and technology advisors, we can ensure RoboAgent addresses real-world challenges and delivers measurable productivity gains.”

Valania added, “The expertise represented by this group spans brokerage leadership, operational excellence, coaching, sales performance, and agent productivity. Their feedback will help us refine RoboAgent into a platform capable of delivering meaningful value to agents, teams, and brokerages.”

“Technology should make agents more productive, more responsive, and ultimately more successful,” said Frank Panunto, Vice President of Growth at eXp Realty. “The opportunity to combine AI with proven business practices and coaching methodologies has the potential to create meaningful value for agents across the industry.”

Kim Hughes emphasized the importance of systems and accountability in helping agents achieve sustainable growth.

“Agents are constantly looking for ways to improve efficiency without sacrificing service,” said Hughes. “RoboAgent has the potential to provide the structure and consistency many professionals need to stay focused on the activities that drive results.”

Doug Lotierzo highlighted the value of combining technology with proven coaching principles.

“The most successful sales professionals consistently execute the fundamentals,” said Lotierzo. “RoboAgent’s ability to reinforce productive behaviors and provide actionable guidance can help create greater accountability and performance.”

The discussion concluded with remarks from Brian Valania, CEO and CFO of Mitesco, Inc., who summarized key themes from the roundtable and reinforced the Company’s vision for RoboAgent.

“RoboAgent is not about replacing agents—it’s about empowering them,” said Valania. “By combining AI-driven insights, proven coaching methodologies, and guidance from some of the industry’s most experienced professionals, we believe RoboAgent can help agents focus on what matters most: building relationships, serving clients, and growing their business.”

Mitesco expects feedback from the Test Bed Team to play a critical role in refining RoboAgent ahead of broader commercialization efforts. The Company believes the combination of experienced real estate professionals, coaching experts, and technology innovators will help position RoboAgent as a differentiated solution within the rapidly evolving proptech landscape.

About RoboAgent

RoboAgent is an AI-powered real estate productivity platform designed to help agents identify priorities, manage opportunities, improve follow-up execution, and drive better business outcomes. By integrating data from multiple sources, including CRM and MLS systems, and delivering intelligent recommendations, RoboAgent seeks to simplify the daily workflow of real estate professionals and help them focus on the actions that matter most. The platform combines artificial intelligence, workflow automation, and professional coaching methodologies to improve productivity, accountability, and business growth.

About Mitesco, Inc.

Mitesco (OTCQB: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the Company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

Investor Contact:

Jimmy Caplan
jimmycaplan@me.com
(512) 329-9505

Company Contact:

Brian Valania
bvalania@centcoreusa.com
(610) 888-7509

About Centcore, LLC

Centcore, a division of Mitesco, Inc., is the Company’s dedicated data center business unit. Centcore provides secure, scalable cloud services tailored to modern enterprise and public sector needs. Centcore is a trusted provider across industries, offering certified infrastructure and high-availability solutions.

For more information visit www.centcoreusa.com.

About Vero Technology Ventures, LLC

Vero Technology Ventures is Mitesco’s venture arm investing in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect at info@mitescoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements related to expansion into new operations, data center development, software development initiatives, commercialization efforts, product deployment, and strategic growth initiatives. Words such as expects, anticipates, aims, projects, intends, plans, believes, estimates, seeks, assumes, may, should, could, would, foresees, forecasts, predicts, targets, commitments and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Actual results may differ materially due to risks including financing availability, execution risk, market acceptance of products and services, litigation exposure, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov.